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                                                                    EXHIBIT 23.3

                           T.J. SMITH & COMPANY, INC.
                             OIL AND GAS CONSULTING
                             1331 LAMAR, SUITE 1340
                           HOUSTON, TEXAS 77010-3027

                              TEL: (713) 651-0651
                              FAX: (713) 655-7613


                     CONSENT OF T.J. SMITH & COMPANY, INC.


     We hereby consent to the incorporation by reference in Bargo Energy Company's Registration Statement on Form S-8 of our reserve reports relating to the oil and gas reserves of December 31, 1999, as of December 31, 1998, and as of December 31, 1997, and to the reference T.J. Smith & Company, Inc. as experts in the field of petroleum engineering in the Prospectus forming a part of the Registration Statement on Form S-8.


                                        T.J. Smith & Company, Inc.



                                        By /s/ T.J. SMITH
                                          --------------------
                                           T.J. Smith, P.E.


Houston, Texas
March 16, 2000